                                                                  EXHIBIT 3.1(H)


                            ARTICLES OF INCORPORATION
                                       OF
                              GRANDMA MAC'S ORCHARD


      We, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California, and we do hereby certify as follows:

      FIRST: The name of said corporation (hereinafter called the "corporation") is and shall be:


                              GRANDMA MAC'S ORCHARD

      SECOND: The purposes for which the corporation is formed are as follows:


               A. The primary business in which the corporation is intended to engage is to market and distribute processed and unprocessed agricultural commodities via mail order.

               B. The general purposes for which the corporation is formed, and the general powers of the corporation, are as follows:

                  (1) To engage in any one or more businesses or transactions which the Board of Directors of this corporation may from time to time authorize and approve, either related or unrelated to the business described in Part A of this Article Second, or to any other business then or theretofore done by this corporation;

                  (2) To exercise any and all rights and powers which a corporation may now or hereafter exercise;

                  (3) To act as principal, agent, joint venturer, partner, or in any other capacity which may be authorized or approved by the Board of Directors of this corporation; and

                  (4) To transact business in the State of California or in any other jurisdiction of the United State of America, or elsewhere in this world.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause shall, except where otherwise expressed, be in no wise limited or restricted by reference to or inferred from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

      THIRD: The County in this State where the principal office for the transaction of the business of the corporation is located is Kern County, California.


      FOURTH: The number of directors of the corporation shall be three (3) until changed by amendment of these Articles of Incorporation or by a by-law duly adopted by the shareholders of the corporation.

      The names and addresses of the persons who were appointed to act as the first directors of the corporation are:

           Name                                        Address
           ----                                        -------

      Allen T. McInnes                            P.O. Box 9380
                                                  Bakersfield, California 93309

      W. T. Balch                                 P.O. Box 9380
                                                  Bakersfield, California 93309

      Patrick E. Maudsley                         P.O. Box 9380
                                                  Bakersfield, California 93309

      FIFTH: This corporation is authorized to issue only one class of stock, to wit: common stock; the total number of shares which this corporation shall have authority to issue is 200 shares; and all such shares of stock shall have Five Dollars ($5.00) par value so that the aggregate par value of all shares amounts to One Thousand Dollars ($1,000.00).

      SIXTH: A. Every share of stock of the corporation issued for the consideration fixed by the Board of Directors, pursuant to law, shall be fully paid and nonassessable and shall not be subject to assessment for the debts or liabilities of the corporation.

      B. All persons who shall acquire stock in the corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

      C. All of the powers of the corporation, insofar as the same may be lawfully vested by these Articles of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors, who shall have full control over the affairs of the corporation.

      D. In furtherance and not in limitation of the powers conferred by law and by these Articles of Incorporation, the Board of Directors is hereby expressly authorized:

                  1. To make, amend, repeal, or otherwise alter the by-laws of the corporation, without any action on the part of the stockholders; provided, that any by-laws made by the directors and any and all powers conferred by any of said by-laws may be amended, altered or repealed by the stockholders.

                  2. To fix, determine, and vary the amount to be maintained as surplus, and, subject to the laws of the State of California, as amended, and subject to provisions and requirements of these Articles of Incorporation, to fix, determine, and vary the amounts to be set apart or reserved as working capital of the corporation.

                  3. To transfer all or any part of the assets of the corporation by way of mortgage, or in trust or in pledge, to secure indebtedness of the corporation, without any vote or consent of stockholders, and to authorize and to cause to be executed instruments evidencing any and all such transfers.

                  4. To sell, lease, or exchange any part less than all or less than substantially all of the property and assets, including good will and corporate franchises, of the corporation upon such terms and conditions as the Board of Directors may deem expedient for the best interests of the corporation, without any authorization, affirmative vote, or written consent or other action of the stockholders or any class thereof.

      SEVENTH: The corporation hereby reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, as now stated and as hereafter amended, altered, or changed, in the manner now or hereafter prescribed by laws of California and these Articles, and all rights and powers conferred by these Articles of Incorporation on stockholders, directors, or officers of the corporation are hereby granted subject to this reservation; provided that the provisions of these Articles of Incorporation as so amended, changed, altered, or repealed shall contain only such provisions as shall be lawful.

      IN WITNESS WHEREOF, we have hereunto set our hands to these Articles of Incorporation of Grandma Mac's Orchard, this 27th day of August, 1976.

                                            /s/ Allen T. McInnes
                                            ------------------------------------
                                            Allen T. McInnes

                                            /s/ W. T. Balch
                                            ------------------------------------
                                            W.T. Balch

                                            /s/ Patrick E. Maudsley
                                            ------------------------------------
                                            Patrick E. Maudsley

STATE OF CALIFORNIA              )
                                 )  ss.
COUNTY OF KERN                   )

      On this 27th day of August, 1976, before me, the undersigned, a Notary Public in and for said State, residing therein, duly commissioned and sworn, personally appeared ALLEN T. McINNES and W. T. BALCH, known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same.

      WITNESS my hand and seal.

                                          /s/ Barbara A. King
                                          -------------------
                                          NOTARY PUBLIC in and for said State.

STATE OF CALIFORNIA              )
                                 )  ss.
COUNTY OF KERN                   )

      On this 27th day of August, 1976, before me, the undersigned, a Notary Public in and for said State, residing therein, duly commissioned and sworn, personally appeared PATRICK E. MAUDSLEY, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

         WITNESS my hand and seal.

                                            /s/ Barbara A. King
                                            ------------------------------------
                                            NOTARY PUBLIC in and for said State.

                            CERTIFICATE OF AMENDMENT
                                       OF

                            ARTICLES OF INCORPORATION
                                       OF

                              GRANDMA MAC'S ORCHARD

                            a California corporation

      Charles J. Bauman and Alan B. Sellers certify that:

      1. They are the Vice President and Secretary, respectively, of GRANDMA MAC'S ORCHARD, a California corporation.

      2. Article FIRST of the Articles of Incorporation of this corporation is hereby amended to read as follows:


                "The name of this corporation is SUN GIANT, INC."

      3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

      4. The foregoing amendment of Articles of Incorporation has been approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is
200. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

      Dated: January 6, 1988

                                                 /s/ Charles J. Bauman
                                                 -------------------------------
                                                 Charles J. Bauman,
                                                 Vice President

                                                 /s/ Alan B. Sellers
                                                 -------------------------------
                                                 Alan B. Sellers,
                                                 Secretary


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



                            CERTIFICATE OF AMENDMENT
                                       OF

                            ARTICLES OF INCORPORATION
                                       OF

                                 SUN GIANT, INC.

                            a California corporation

      CHARLES J. BAUMAN and ALAN B. SELLERS certify that:

      1. They are the Vice President and Secretary, respectively, of SUN GIANT, INC., a California corporation.

      2. Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

                        "The name of this corporation is

                             DOLE BAKERSFIELD, INC."

      3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

      4. The foregoing amendment of Articles of Incorporation has been approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is
200. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

      Date as of the 4th day of March 1988.

                                                    /s/ Charles J. Bauman
                                                    ----------------------------
                                                    Charles J. Bauman
                                                    Vice President

                                                    /s/ Alan B. Sellers
                                                    ----------------------------
                                                    Alan B. Sellers
                                                    Secretary


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



                            CERTIFICATE OF AMENDMENT
                                       OF

                            ARTICLES OF INCORPORATION
                                       OF

                             DOLE BAKERSFIELD, INC.

                            a California corporation

            JAMES G. SOUSANE and PATRICK A. NIELSON certify that:

      1. They are the President and Assistant Secretary, respectively, of Dole Bakersfield, Inc., a California corporation.

      2. Article Eighth of the Articles of Incorporation of this corporation is added as follows:


      "EIGHTH: This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable, to the fullest extent permissible under California law.

      3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

      4. The foregoing Amendment of Articles of Incorporation has been approved by the required shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 100. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our knowledge.

         Dated the 11th day of June, 1990.

                                                     /s/ James G. Sousane
                                                     ---------------------------
                                                     James G. Sousane

                                                     /s/ Patrick A. Nielson
                                                     ---------------------------
                                                     Patrick A. Nielson

                               AGREEMENT OF MERGER

                                       OF

                                 BUD ANTLE, INC.

                                       AND

                             DOLE BAKERSFIELD, INC.

THIS AGREEMENT OF MERGER is entered into on December 18, 2000 between BUD ANTLE, INC., a California corporation, and DOLE BAKERSFIELD, INC., a California corporation as approved by the Board of Directors of each of said corporation:

      1. Bud Antle, Inc., which is a corporation incorporated in the state of California and which is sometimes hereinafter referred to as the "disappearing corporation", shall be merged with and into Dole Bakersfield, Inc., which is a corporation incorporated in be state of California, and which is sometimes referred to as the "surviving corporation".

      2. The separate existence of the disappearing corporation shall cease upon the effective date of the merger in accordance with the provisions of the General Corporation Law of the State of California.

      3. The surviving corporation shall continue its existence under the name BUD ANTLE INC., pursuant to the provisions of the General Corporation Law of the State of California.

      4. The Articles of Incorporation of the surviving corporation upon the effective date of the merger shall be the Articles of Incorporation of said surviving corporation except that Article FIRST of the Article of Incorporation thereof, relating to the name of the corporation is hereby amended and changed so as to read as follows upon the effective date of the merger:

                        "The name of this corporation is

                                BUD ANTLE, INC."

            and said Articles of Incorporation as herein amended and changed shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of California.

      5. The bylaws of the surviving corporation upon the effective date of the merger shall be the bylaws of the surviving corporation and shall continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of California.

      6. The directors and officers in office of the surviving corporation upon the effective date of the merger shall continue to be the members of the Board of Directors and officers of the surviving corporation, all of whom shall hold their directorships and offices until tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

      7. Upon the effective date of the merger, each issued share of the disappearing corporation shall, by virtue of the merger and without any action upon the part of the holder thereof, no longer be issued and outstanding and shall be canceled without consideration. The issued shares of the surviving corporation shall not be converted or exchanged in any manner or any consideration be paid therefor, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

      8. The Agreement of Merger herein entered into and approved shall be submitted to the shareholders entitled to vote thereon of the disappearing corporation and of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the General Corporation law of the State of California.

      9. In the event that this Agreement of Merger shall have been approved by the shareholders entitled to vote of the disappearing corporation and of the surviving corporation in the manner prescribed by the provisions of the General Corporation Law of the State of California, the disappearing corporation and the surviving corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of California, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

      10. The Board of Directors and the proper officers of the disappearing corporation and of the surviving corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or the merger herein provided for.

Signed on December 18, 2000                          BUD ANTLE, INC.
          -----------

                                                     By:  /s/
                                                          ----------------------
                                                     Title:  VP Taxes

                                                     By:  /s/
                                                          ----------------------
                                                     Title:  Assistant Secretary

                                                     Dole Bakersfield, Inc.

                                                     By:  /s/
                                                          ----------------------
                                                     Title:  VP Taxes

                                                     By:  /s/
                                                          ----------------------
                                                     Title:  Assistant Secretary